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Exhibit 21

                                  Subsidiaries

Subsidiary                                   Jurisdiction of Incorporation
----------                                   -----------------------------
EPT DownREIT, Inc.                                 Missouri
EPT DownREIT II, Inc.                              Missouri
3 Theatres, Inc.                                   Missouri
Megaplex Holdings, Inc.                            Missouri
Megaplex 9, Inc.                                   Missouri
Cantera 30, Inc.                                   Delaware
Megaplex 4, Inc.                                   Missouri
Westcol Holdings, LLC                              Delaware
30 W. Pershing, LLC                                Delaware
Gulf States, LLC                                   Delaware